Exhibit 10.5.1

MidWestOne Financial Group, Inc.

First Amendment To Second Amended and Restated Credit Agreement

This First Amendment to Second Amended and Restated Credit Agreement (herein, the “Amendment”) is entered into as of November 30, 2004, between MidWestOne Financial Group, Inc., an Iowa corporation (the “Borrower”), and Harris Trust and Savings Bank (the “Bank”).

Preliminary Statements

A. The Borrower and the Bank entered into a certain Second Amended and Restated Credit Agreement, dated as of November 30, 2003 (the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B. The Borrower has requested that the Bank extend the Revolving Credit Termination Date to March 31, 2005, and waive the Borrower’s breach of Section 7.8 of the Credit Agreement for the period ending September 30, 2004, and the Bank is willing to do so under the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendment.

Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the definition of Revolving Credit Termination Date set forth in Section 4 of the Credit Agreement (Definitions) shall be and hereby is amended and restated in its entirety to read as follows:

“Revolving Credit Termination Date” means March 31, 2005, or such earlier date on which the Revolving Credit Commitment is terminated in whole pursuant to Section 2.4, 8.2 or 8.3 hereof.

Section 2. Waiver.

The Borrower repurchased in bulk shares of its capital stock during the period from May 1, 2004, through the period ending on or about September 30, 2004, for an aggregate purchase price of not more than $1,500,000 in violation of the limitations on stock repurchases set forth in Section 7.8 of the Credit Agreement (the “Existing Violation”). The Borrower has requested that the Bank waive the Existing Violation, and by signing below, the Bank hereby waives the Existing Violation described above for the period ending on or about September 30, 2004. The waiver set forth herein shall be limited as provided for herein and shall not be deemed to be a waiver of any other violation of Section 7.8 of the Credit Agreement or of any other term or provision of the Credit Agreement or any other Loan Document. The waiver herein provided for herein shall not become effective unless and until the conditions precedent to this Amendment set forth in Section 3 below have been satisfied.

Section 3. Conditions Precedent.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent (upon the satisfaction of the following conditions, this Amendment shall be deemed to be effective as of November 30, 2004):

3.1. The Borrower and the Bank shall have executed and delivered this Amendment.

3.2 Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Bank and its counsel.

Section 4. Representations.

In order to induce the Bank to execute and deliver this Amendment, the Borrower hereby represents to the Bank that as of the date hereof, after giving effect to the amendment and waiver set forth in Sections 1 and 2 above, the representations and warranties set forth in Section 5 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 5.5 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Bank) and the Borrower is in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default exists under the Credit Agreement or shall result after giving effect to this Amendment.

Section 5. Miscellaneous.

5.1 The Borrower heretofore executed and delivered to the Bank various Collateral Documents. The Borrower hereby acknowledges and agrees that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Obligations arising under the Credit Agreement as amended hereby; and the Collateral Documents and the rights and remedies of the Bank thereunder, the obligations of the Borrower thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

5.2 Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

5.3 The Borrower agrees to pay on demand all costs and expenses of or incurred by the Bank in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Bank.

5.4 This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

The First Amendment to Second Amended and Restated Credit Agreement is entered into as of the date and year first above written.

MidWestOne Financial Group, Inc.

By	/s/ David A. Meinert
	Name	David A. Meinert
	Title	EVP & CRO

Accepted and agreed to.

Harris Trust and Savings Bank

By	/s/ Robert G. Bomben
	Name	Robert G. Bomben
	Title	Vice President

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